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                                                                   EXHIBIT 10.33

Confidential treatment has been requested for portions of this exhibit. The copy filed here omits the information subject to the confidentiality request. Omissions are designated as XXXXX. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                               LETTER OF INTENT

This Agreement made at Houston, Texas effective as of the 1st day of March, Two Thousand and One, between

TIETEK, INC., a Texas corporation and wholly owned subsidiary of North American Technologies Group, Inc., having its offices at 14315 West Hardy Road, Houston, Texas 77060 (hereinafter called "TieTek"), and

OWENS CORNING a corporation organized and existing under the laws of the state of Delaware (hereinafter referred to as "OC") having its principal office at Toledo, Ohio, USA 43659.

WHEREAS TieTek has established patented composite lumber technology ("Technology") for manufacture of railroad crossties and other composite lumber products and desires to market it,

AND WHEREAS OC is a Corporation inter-alia dealing in materials and related technologies for various industries and has knowledge of Indian market,

AND WHEREAS the parties are desirous to enter in an agreement under the laws of New York to jointly adapt and market this technology in India,

NOW THEREFORE, IN CONSIDERATION OF THE TERMS AND COVENANTS CONTAINED, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

1. The Purpose of this Agreement is to identify the potential opportunity and partners in India for the TieTek Technology, including railroad crossties and other composite lumber products ("Products") and to jointly market the Technology and/or Products in the Indian market, including:

    1.1 Premixing, manufacture and/or supply of critical raw materials or composite lumber compound needed to manufacture Products, and/or

    1.2 The process Technology and know-how to convert raw materials and/or composite lumber compound into Products.

2. The parties agree and confirm that neither party shall engage, whether directly or indirectly, in business in India which is within the Purpose of this agreement, that is, manufacture/supply of composite lumber raw materials and/or compound to be used with composite lumber raw materials and the technology to convert the compound to products, save and except through this agreement.

3. OC and TieTek agree and confirm that OC will have first right of refusal for manufacture/supply of compound used in composite lumber technology.

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4.  OC and TieTek agree and confirm that process/technology to convert composite lumber compound to Products will be licensed to individual Indian entities by TieTek independent of OC. XXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXX. If required, a separate agreement outlining roles and responsibilities of OC and TieTek will be drawn up in relation to the transfer of process/technology to manufacture composite lumber products.

5. OC and TieTek agree and confirm to cooperate in the modification of the TieTek Technology using OC and TieTek composite technologies to develop Products other than the composite Crossties based on the TieTek Technology. If required, a separate agreement outlining the roles and responsibilities of OC and TieTek will be drawn up in relation to the transfer of process and product technologies to manufacture these other products.

6. Until such time as a detailed and definitive agreement are concluded for Items 1-4 above, no rights in any of the technologies of OC or TieTek are created.

7.  MISCELLANOUS

    7.1 Waiver: The failure with or without intent of any Party hereto, to insist upon the performance by the other of any terms or provision of this Agreement in strict conformity with the literal requirements hereof shall not be treated or deemed to constitute a modification of any terms or provision hereof, nor shall such failure or election be deemed to constitute a waiver of the right of such Party at any time whatsoever thereafter to insist upon performance by other strictly in accordance with any terms or provisions hereof.

    7.2 Severability: If any term of this Agreement shall be hereafter declared by a final adjudication of any tribunal or court of competent jurisdiction to be illegal, such adjudication shall not alter the validity or enforceability of any other terms or provision unless the terms and provisions declared illegal shall be one expressly provided as a condition precedent or as the essence of this Agreement or comprises an integral part of, or inseparable from the remainder of this Agreement. In such event, the Parties shall take all necessary action and shall execute such other documents as may be required.

    7.3 Expenses: Each party shall bear all expenses incurred by it in connection with the preparation and negotiations of this. TieTek and the customer shall be responsible for and bear all costs associated in relation to any agreements entered into between themselves.

    7.4 Notices: All notices and other communication hereunder shall be in writing and shall be deemed given if delivered personally or mailed by

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        registered or certified mail (return receipt requested) to the parties at the following addresses, or at such other address for a party as it shall specify in writing.

    7.5 If to OC, either prepaid registered mail or hand delivery at:

               Owens Corning
               One Owens Corning Parkway
               Toledo, Ohio 43659

               Tel:   (419) 248-7957       Fax:  (419) 248-7157

        If to TieTek, to the President either by prepaid registered mail or hand delivery to:

               TieTek, Inc.
               14315 West Hardy Road
               Houston, Texas 77060

               Tel:   (281) 847-0299       Fax:  (281) 847-1791

8. Entire Agreement Modifications: This Agreement constitutes the entire Agreement of the parties and supersedes all other prior agreement and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement may be modified only by a written instrument signed by both parties.

     8.1 Authority: The Parties represent that they have the necessary corporate authority to enter into and execute this Agreement and that their representatives who are signing this Agreement have the necessary authority to sign on behalf of and bind the Parties for the performance of the obligations set out herein.

     8.2 No Assignment: This Agreement may not be assigned by either party, other than to an Affiliate except with the written consent of the other party.

9. Benefit: This Agreement shall be binding on TieTek and OC and their respective successors and permitted assigns.

10. The Parties agree that each of them and their respective officers, directors and representatives shall not, at any time during the term of this Agreement or thereafter, use for its own benefit or divulge, disclose or communicate, to any Person, in any form or matter whatsoever, any information concerning any matters affecting or relating to this Agreement or the steps to be taken pursuant hereto; provided, that they will be permitted to disclose information as it is

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    necessary or appropriate to perform their services hereunder or as required by applicable law or regulations

11. Arbitration

    11.1 Any claim or controversy arising out of, or related to, this Agreement, or the making, performance, breach, or interpretation thereof shall be finally settled by arbitration pursuant to the then prevailing rules of the American Arbitration Association. All arbitration proceedings will take place in New York. The parties agree that the arbitration award shall be final and binding upon the parties and may be enforced in any court of competent jurisdiction; that such award or awards shall be the sole and exclusive remedy between them regarding any claims, counterclaims, issues or accountings presented or pled to the arbitrators; that such award or awards shall be made and shall be promptly payable in US dollars (free of any tax, deduction, or offset); and that any costs, fees or taxes incident to enforcing such awards shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The prevailing party in any such arbitration proceeding shall be entitled to recover its expenses, including reasonable attorney's fees and accounting fees, in addition to any other relief to which it is found entitled. The award shall indicate interest from the date of any damages incurred for any breach or other violation of this Agreement and from the date of award until paid in full, at a rate to be fixed by the arbitrator, but in no event less than twelve percent (12%) per year or the highest rate permitted by law, whichever is less.

    11.2 When any dispute is under arbitration, except for the matters under dispute, the Parties shall continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Agreement

    11.3 Governing Law: This Agreement shall be governed by the laws of the State of New York.

    12 Good Faith: The parties shall in their dealings with one another in terms of this Agreement display good faith.

13. Validity of the Agreement

    13.1 This Agreement shall be valid until XXXXXXXXXXX or until definitive agreements have been executed between the Parties, whichever is earlier. In the event definitive agreements have not been executed by XXXXXXX XXXXXX, this Agreement shall automatically stand renewed without the requirement of any further acts by the Parties for a further period until XXXXXXXXXX, at which time if definitive agreements have not been

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          executed, this Agreement shall expire, unless specifically renewed by the Parties.

     13.2 Notwithstanding anything contained herein and notwithstanding the expiry of this Agreement, if any rights have accrued to OC to receive payments under the terms of this Agreement, then TieTek shall make such payments to OC after the expiry of this Agreement, notwithstanding that definitive agreements have not been executed between TieTek and the customer and between TieTek and OC. This provision shall survive the term or the validity hereof.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written:

OWENS CORNING INC.                         TieTek Inc.


BY___________________________              BY___________________________

NAME:________________________              NAME:________________________

TITLE:_______________________              TITLE:_______________________

Witness:_____________________              Witness:_____________________

Date: _______________________              Date: _______________________

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